Promissory Note

Principal $_130,000_____ Date: _August 15___, 2024

City and State: New York, New York

For value received, the undersigned ("Debtor") promises to pay to the order of _Hui Luo___, or its assigns (the "Lender"), on _August 15__, 2025__, the principal sum of _ 130,000____ dollars in lawful money of the United States, in immediately available funds. Debtor further agrees to pay interest on the unpaid principal sum as set forth herein.

Interest shall be payable from the date hereof until the principal becomes due and payable (whether by stated maturity, by acceleration or otherwise) at a rate of _4_% per annum, computed on the basis of a 360-day year and counting the actual number of days elapsed.

Debtor may prepay this note in whole or part at any time.

All payments shall be made to Lender at its address designated by the Lender. Each payment received hereunder shall be applied first to accrued interest and the balance, if any, to principal.

The following shall constitute Events of Default: (a) failure by the Debtor to pay the principal or interest of this note within five (5) business days following the date when due; (b) the commencement by Debtor of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Debtor or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Debtor generally to pay its debts as such debts become due, or the taking of corporate action by Debtor in furtherance of any of the foregoing; or (c) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Debtor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

The times for the payment of the principal and interest as herein stated are of the essence of this Note. Upon the occurrence of a default, the amount of the principal sum hereunder, plus reasonable attorneys' fees and expenses, shall bear interest from the date thereof to the actual date of payment (whether such payment is made voluntarily or as a result of legal process) at the maximum rate of interest permitted by law or 18% per annum, whichever is lower, from the date of the default to the date of actual payment.

Debtor agrees to pay any all collection and enforcement costs and expenses, including reasonable attorney's fees, incurred by Lender in connection herewith.

Debtor hereby waives presentment, protest, notice of every kind including demand, intent to accelerate maturity, and acceleration of maturity, set-offs and counterclaims and expressly agrees that this note, or any payment thereunder, may be extended from time to time without in any way affecting the liability of the Debtor thereof.

Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder, and no waiver whatsoever shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. The making of any demands or the giving of any notices by Lender or a waiver by Lender of any right and/or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy which Lender would otherwise have on any future occasion. All rights and remedies of Lender shall be cumulative and may be exercised singly or concurrently.

This note shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, successors and assigns of the parties hereto.

This note shall be governed by and construed in accordance with the laws of the State of New York. Any provisions hereof contrary to, prohibited by, or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof.

IN WITNESS WHEREOF, the Debtor has executed this Note as of August 15, 2024.

[DEBTOR]

By Class Over Inc [signature: Yanling Peng]

Name: Yanling Peng

Title: Chief Financial Officer